Exhibit j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated September 12, 2017, relating to the financial statements and financial highlights which appear in the July 31, 2017 Annual Reports to Shareholders of Janus Henderson Emerging Markets Fund, Janus Henderson International Small Cap Fund, and Janus Henderson U.S. Growth Opportunities Fund, and of our reports dated September 18, 2017, relating to the financial statements and financial highlights which appear in the July 31, 2017 Annual Reports to Shareholders of Janus Henderson European Focus Fund, Janus Henderson Global Equity Income Fund, and Janus Henderson International Opportunities Fund (six of the portfolios constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Denver, Colorado

November 27, 2017